EX-10.112

                            SETTLEMENT AGREEMENT AND
                            MUTUAL RELEASE OF CLAIMS

     This SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the "Agreement") is entered into as of April 9, 2002 between COMMUNITY TOWERS, LLC, a Delaware limited liability company ("Community Towers"), on the one hand, and SOFTWARE PUBLISHING CORPORATION, a Delaware corporation ("SPC"), and VIZACOM, INC., a Delaware Corporation ("Vizacom"), on the other hand (collectively, "SPC/Vizacom"). In consideration of the promises and consideration set forth below and other valuable consideration, the adequacy of which is acknowledged, the parties agree as follows:

     1.0. RECITALS: This Agreement is made with reference to the following:

     1.1. Community Towers, SPC and Neil M. Kaufman, Esq., an individual ("Kaufman") are parties to a pending action including causes of action for breach of contract, including attorneys fees and costs and interest, intentional interference, negligent interference and conspiracy, all brought by Community Towers against SPC and Kaufman in the Superior Court of California for the County of Santa Clara, entitled COMMUNITY TOWERS, L.L.C., v. SOFTWARE PUBLISHING CORPORATION, and DOES 1 through 10, (Kaufman was named in the action as a Doe defendant), Case No. CV-776789 (the "Action"). SPC is a wholly owned subsidiary of Vizacom.

     1.2. Trial in this matter is set for April 8, 2002. Community Towers seeks, among other things, damages under its breach of contract cause of action against SPC of three hundred thousand dollars ($300,000) in compensatory damages, interest in the approximate amount of one hundred ten thousand dollars ($110,000) and attorneys' fees and costs in excess of two hundred thousand dollars ($200,000). Following a Mandatory Settlement Conference on April 3, 2002, plaintiff Community Towers, on the one hand, and defendant SPC on the other hand, each desire to avoid the further expense of trial of the Action and to resolve the Action as between them on the terms set forth below.

     2.0. AGREEMENT: In consideration of the mutual promises made herein, the Parties to this Agreement each agree as follows:

     2.1 Deliveries and Restrictions.

     2.1.A.1. Subject to the conditions precedent set forth in section 2.2, and as specified in section 2.3 and 2.9, below, SPC shall provide to Community Towers consideration in the amount of one hundred thousand dollars ($100,000) in partial settlement of Community Towers' claim for breach of contract and interest thereon against SPC (the "Base Consideration"). The Base Consideration shall consist of twenty-five thousand dollars ($25,000) delivered within two (2) business days following Court approval of the settlement as set forth in this Agreement, pursuant to Code of Civil Procedure section 664.6 ("Court Approval") and seventy-five thousand dollars ($75,000) delivered within sixty (60) days following Court Approval. To secure the obligation to deliver said $75,000, SPC is also delivering within the five (5) business days following Court Approval the "Pledged Shares," as that term is defined in section 2.1.A.3., below.



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

     2.1.A.2. Subject to the conditions precedent set forth in section 2.2, and as specified in section 2.3 and 2.9, below, in addition to the delivery of the Pledged Shares set forth above, Vizacom shall deliver within the five (5) business days following Court Approval, an additional 288,461 unregistered shares of common stock of Vizacom in the name of Community Towers to undersigned counsel for Community Towers to hold in trust as assurance that Community Towers will achieve recovery in this matter sufficient to cover at least its attorneys fees to date ("Outcome Assurance Stock" or "OAS"). The OAS shall be held by undersigned counsel, to be released only in accordance with the terms of this Agreement. Concurrent with the delivery of the OAS, Community Towers shall pay to Vizacom the sum of $.001 per share.

     2.1.A.3. To complete payment of the Base Consideration pursuant to section 2.1A.1, within sixty (60) days following Court Approval, and contingent upon Community Towers' performance under section 2.9, below, SPC agrees to deliver to Community Towers seventy-five thousand dollars ($75,000). SPC/Vizacom grants to Community Towers a security interest in and to ninety-six thousand one hundred fifty-four (96,154) unregistered shares of common stock of Vizacom (the "Pledged Shares") to secure its obligation to deliver the $75,000. The number of Pledged Shares shall be appropriately adjusted for any stock splits or reverse stock splits with respect to Vizacom common stock. Until said security interest has been foreclosed, all voting rights, if any, as to the Pledged Shares shall be exercised solely by SPC. Upon satisfaction of SPC's payment obligations with respect to the $75,000, Community Towers shall promptly return the stock certificates representing the Pledged Shares to SPC and the pledge



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shall lapse and be extinguished. The Pledged Shares shall be legended to indicate the pledge established hereby and stop transfer orders will be in place restricting the transfer of the shares from SPC unless and until SPC's default on the $75,000 and foreclosure on the Pledged Shares in accordance with the provisions of the UCC. In addition, in the event that SPC does not timely deliver the $75,000, Community Towers shall be entitled to have a further right to recover interest on that amount at the rate of 2% simple interest for each month this amount remains due and unpaid.

     2.1.A.4. Any and all Vizacom stock transferred or assigned to Community Towers pursuant to this Agreement will be subject to the following restrictions as well as those set forth elsewhere in this Agreement, including but not limited, sections 2.1, 2.2 and 2.3: Community Towers hereby agrees that it will not sell more than sixteen and two-thirds percent (16.66 %) of the total shares of the stock consideration (as adjusted for any stock split or reverse stock split) during any individual calendar quarter during the period encompassing the first six calendar quarters, beginning with the first calendar quarter ending December 31, 2002, or beginning with such earlier quarter in which such shares have been registered for resale. Community Towers agrees that Vizacom may place stop transfer orders on any certificates delivered hereby consistent with the restrictions set forth in the preceding sentence.

     2.1.B.1. If (but without any obligation to do so) Vizacom proposes to register (including for this purpose a registration effected by Vizacom for stockholders other than Community Towers) any of its stock or other securities under the Securities Act of 1933, as



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

amended (the "Act"), in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of Vizacom pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), Vizacom shall, at such time, but only with respect to the next two registration statements filed by Vizacom promptly give Community Towers written notice of such proposed registration in accordance with section 4.9 hereof (and in no event shall such registration occur until ten (10) days after such notice is given). Upon the written request of Community Towers, given within five (5) days after the giving of such notice by Vizacom in accordance with section 4.9 hereof, Vizacom shall, subject to subsection 2.1.B.2, below, endeavor to cause to be registered for resale under the Act all of the Vizacom shares received by Community Towers under this Agreement that Community Towers has requested to be registered; provided, however, that in the event that the stockholder or stockholders for whose benefit (other than Community Towers) such registration statement is proposed to be filed objects to the inclusion of Community Towers' Vizacom shares in such registration statement, then Vizacom shall not be obligated to register Community Towers' shares hereunder; provided, further, that in such case, a request by Community Towers to register its Vizacom shares shall not be counted as one of the two registration statements as to which Community Towers has the right to request registration under this paragraph. It is agreed that the Pledged Shares will not be included in any registration statement unless and until Community Towers has foreclosed on such shares in accordance with this Agreement. Notwithstanding anything to the contrary in this section, Vizacom agrees that if



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

by June 30, 2002, it has not included in a registration statement the OAS Vizacom shares delivered to Community Towers, it shall file by July 1, 2002 a registration statement on Form S-3, to register the OAS shares (as adjusted for any stock split or reverse stock split) for resale. In the event that Vizacom fails to have declared effective a registration statement as to the resale of OAS (as so adjusted) by October 1, 2002, and such shares cannot otherwise be sold under SEC Rule 144, Vizacom agrees that for the quarter beginning October 1, 2002, and for the subsequent quarter beginning January 1, 2003, at the written request of Community Towers, Vizacom shall buy back not more than 16.66 % of the total shares of OAS (as adjusted for each stock split or reverse stock split) for each quarter for an amount equal to the closing price per share on the first trading day of the applicable calendar quarter, up to a maximum price of $.78 per share (as adjusted for any stock split or reverse stock split).

     2.1.B.2. Notwithstanding anything contained herein to the contrary, Vizacom shall be entitled to postpone the filing of any registration statement or amendment thereto, or in the event such registration statement has been declared effective, without suspending such effectiveness, to instruct Community Towers promptly in writing (or any subsequent holder of Community Towers' Vizacom shares) not to sell or distribute any Vizacom shares (a "Delay"), and Community Towers or any such subsequent holder shall comply with such instruction, as long as the reason for non-disclosure continues, if Vizacom would be required to disclose in such registration statement the existence of any fact relating to a material business situation, transaction or negotiation, or would be required to disclose information that Vizacom has not otherwise made



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

public, in each case, that Vizacom reasonably determines is in the best interests of Vizacom not to disclose at such time, and unless and until Community Towers furnishes to Vizacom in writing information that may be required to prepare the disclosure required by Items 507 and 508 of Regulation S-B promulgated under the Act, with respect to Community Towers' Vizacom shares being sold under such registration statement. No individual Delay shall be for a period greater than 60 days.

     2.1.B.3. Vizacom shall be obligated to keep any such registration statement effective only for the lesser of (i) the period as to which such registration statement is being kept effective for the other stockholder or stockholders on whose behalf such registration statement has been filed, or (ii) two years from the date such registration statement is declared effective. In the event a registration statement is effected solely for Community Towers, Vizacom shall keep such registration statement effective for two (2) years.

     2.2. Conditions Precedent to Base Consideration and OAS. Community Towers entitlement to the Base Consideration and the OAS shall be subject to the other preconditions and limitations set forth in this Agreement and shall also be subject to the following requirements: (a) A judgement shall be rendered in the Action as to Kaufman, or (b) Community Towers shall have reached a full and final settlement of the Action with Kaufman (Community Towers being entitled to effectuate a good faith settlement with Kaufman at any time and upon such terms as Community Towers shall determine in its sole and absolute discretion).

     2.3. Set-Offs/Credits to Total Consideration. In the event Community Towers collects



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

by judgement any amount above $75,000 (after reduction for any credit specifically allocated by the Court to Kaufman for payments from SPC/Vizacom to Community Towers) or becomes entitled to $100,000 by settlement as set forth in section 2.2, above, SPC's obligations with respect to the Base Consideration and OAS shall be reduced dollar for dollar by each and every dollar recovered above $75,000 (or in the event of settlement, above $100,000) until such obligations are fully extinguished. The foregoing setoffs shall be applied pro rata to SPC's cash and stock obligations as they are performed. As to the stock obligations, such set off shall be calculated based on a per share price of $.78 per share (as adjusted for any stock split or reverse stock split). Thus, the formula shall be as follows: x = 325,000 - (y - 75,000) or (z - 100,000); where x represents the adjusted settlement under this Agreement, y represents a judgement with respect to Kaufman which exceeds $75,000, and z represents a settlement with respect to Kaufman which exceeds $100,000. By way of example, if Community Towers receives a net recovery against Kaufman in the Action of $125,000, Community Towers' entitlement to the Base Consideration and OAS shall be reduced by $50,000.00 (pro rata, cash and stock). Furthermore, in the event of any settlement with Kaufman, in any amount or otherwise, prior to commencement of Kaufman's case at trial, Community Towers entitlement to the OAS shall immediately be reduced by 32,051 shares (as adjusted for any stock split or reverse stock split) in addition to any other reductions provided under this Agreement. In the event of any settlement after the commencement of Kaufman's case at trial, in any amount or otherwise, Community Towers entitlement to the OAS shall immediately be reduced by 16,025 shares (as adjusted for



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

any stock split or reverse stock split), in addition to any other reductions provided under this Agreement.

     2.4. Within five (5) days of the later of (a) the entry of judgement or settlement with Kaufman of the Action; (b) the payment by Kaufman of such judgement or settlement amount, if any; or (c) the decision of Community Towers not to pursue collection of judgment or settlement, Community Towers will deliver to counsel for SPC/Vizacom written notice of the resolution of this Action ("Notice"). The Notice shall, in addition to any other documentation reasonably required by the SPC/Vizacom, attach the judgement or settlement agreement, as applicable, include Community Towers' statement as to the amount of money or stock provided by SPC/Vizacom which Community Towers claims to be entitled to retain, if any, and the amounts of such money or stock which it believes must be reimbursed and returned to SPC/Vizacom pursuant to sections 2.1 and 2.3. SPC shall have ten (10) business days from receipt of such Notice to review it and to notify Community Towers in writing whether it agrees or objects to Community Towers claims regarding the amounts due to Community Towers or any credits and reimbursement of stock or money due to SPC/Vizacom. If the parties agree to the amounts due each of Community Towers and SPC/Vizacom, the funds and stock shall be transferred to the appropriate party. If the parties cannot resolve any disputes as to such credit amounts, the parties shall move for court resolution of the dispute. Community Towers and its counsel shall be responsible for returning to SPC/Vizacom any stock or money to which it is not entitled pursuant to the agreement of the parties or an order of the Court.



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     2.5. Except for obligations arising under this Agreement, Community Towers, on its behalf and on behalf of its officers, directors, employees, members, partners, parents, subsidiaries and affiliated entities, including without limitation Divco Community Investors, LLC ("Divco"), hereby release SPC and Vizacom and their present and former directors, officers, owners, shareholders, partners, employees, agents, attorneys, parents, subsidiaries, independent contractors, predecessors, representatives, successors, affiliated or related entities, insurance carriers and assignees and all persons acting by through or in concert with them, or any of them (collectively, but expressly excluding Kaufman or any law firm he is or has been affiliated with, the "Released Parties"), from all liability, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorney's fees, and other legal responsibilities of any form whatsoever, whether known or unknown, foreseen or unforeseen, anticipated or unanticipated, suspected or unsuspected, patent or latent, which they or their successors in interest ever had, now have, or may have in the future by reason of any matter or cause whatsoever arising prior to the date of this Agreement including but not limited to those which arise out of, were asserted or could have been asserted by a party in the Action.

     2.6 Except for obligations arising under this Agreement, SPC and Vizacom, on their behalf and on behalf of their officers, directors, employees, members, partners, parents, subsidiaries and affiliated entities, hereby releases Community Towers and its present and former directors, officers, owners, shareholders, partners, employees, agents, attorneys, parents, subsidiaries, independent contractors, predecessors, representatives, successors, affiliated or



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

related entities, insurance carriers and assignees and all persons acting by through or in concert with them, or any of them (except that SPC/Vizacom does not herein purport to act on behalf of Kaufman), from all liability, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorney's fees, and other legal responsibilities of any form whatsoever, whether known or unknown, foreseen or unforeseen, anticipated or unanticipated, suspected or unsuspected, patent or latent, which they or their successors in interest ever had, now have, or may have in the future by reason of any matter or cause whatsoever arising prior to the date of this Agreement, including but not limited to those which arise out of, were asserted or could have been asserted by a party in the Action.

     2.7 Community Towers on the one hand, and SPC, on the other hand hereby relinquish all rights and benefits conferred by the provisions of section 1542 of the California Civil Code, which reads as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties hereto represent that they have read and understood the foregoing provisions of California Civil Code section 1542, and knowingly waive all rights and benefits under that section.

     2.8 This Agreement shall be binding on any subsequent purchasers, heirs, assigns, transferees, owners and successors in interest of Community Towers and SPC/Vizacom, as may be applicable.



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

     2.9 Upon execution of the Agreement by Community Towers and SPC/Vizacom, the parties shall immediately move for Court Approval pursuant to Code of Civil Procedure section 664.6. Within two (2) business days of receipt of such Court Approval, SPC/Vizacom shall tender the $25,000 of Base Consideration, and within five (5) business days shall deliver the Pledged Shares and the Outcome Assurance Stock to Community Towers. Immediately upon receipt of such money and shares, Community Towers shall execute and file a Request for Dismissal of the Action as to SPC and any and all of the Released Parties, as applicable, with prejudice. Except as otherwise expressly provided in this Agreement, each party shall bear its own costs and legal fees. SPC will cooperate in the trial of the Action, by making Alan Schoenbart or a similarly knowledgeable officer of SPC available to testify thereat, however, any actual out-of-pocket expenses relating to same shall be borne by Community Towers.

     3.0 REPRESENTATIONS AND WARRANTIES: Each of the parties to this Agreement represents and warrants, and agrees with, each other party hereto, as follows:

     3.1 Each party has received independent legal advice from its attorneys regarding the advisability of executing this Agreement.

     3.2 No party (nor any officer, agent, employee, representative or attorney of or for any party), has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and each party does not rely upon any statement, representation or promise of any other party (or of any officer, agent, employee, representative or attorney for any other party) in executing this Agreement, or in making the settlement provided herein, except



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

as expressly stated in this Agreement or other documents executed by the parties against whom the statement, representation or promise is charged.

     3.3 Each party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement, and all of the matters pertaining thereto, as it deems necessary.

     3.4 Community Towers agrees that it shall not bring or join in an action or in any manner seek relief through a suit or agency proceeding arising, based on or relating to any of the claims released herein against SPC. Similarly SPC/Vizacom agrees that it shall not bring or join in an action or in any manner seek relief through a suit or agency proceeding arising, based on or relating to any of the claims released herein against Community Towers. Each party is the owner of all rights which it releases herein in and has not assigned, transferred or granted, or purported to assign, transfer or grant any of the claims, demands, and cause or causes of action disposed of by this Agreement. Each party agrees to save, defend, indemnify and hold harmless each other from any and all claims incurred as a result of a breach of the representations and warranties contained in this section 3.4.

     3.5 Each party will execute all such further and additional documents as shall be reasonable and necessary to carry out the provisions of this Agreement.

     3.6 Community Towers acknowledges that Vizacom will rely on the information and on the representations set forth below, and Community Towers hereby represents, warrants and agrees that:



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

     (a) Community Towers represents and warrants that it is an "Accredited Investor", as that term is defined under section 501(a) of Regulation D under the Act, by virtue of the fact that each of its equity owners are Accredited Investors, as so defined. Community Towers has two members, Sun Life Insurance Company of America, which has in excess of $5 million in assets and Divco Community Investors, LLC, whose equity owners consist entirely of Accredited Investors.

     (b) Community Towers has not received any general solicitation or general advertising regarding the Vizacom shares.

     (c) Community Towers has sufficient knowledge and experience in financial and business matters so that he or it is able to evaluate the merits and risks of investing in the Vizacom shares, as well as substantial experience in previous private and public purchases of securities.

     (d) Community Towers understands that an investment in Vizacom involves significant risk. Community Towers does not require the funds to be used to purchase the Vizacom shares for its liquidity or other needs, possesses the ability to bear the economic risk of holding the Vizacom shares purchased hereunder indefinitely and can afford a complete loss of its investment in the Vizacom shares.

     (e) Prior to the issuance of the Vizacom shares, Community Towers has or will have had full opportunity to ask questions of and receive answers Vizacom and its officers and authorized representatives regarding the terms and conditions of the Vizacom shares and the transactions contemplated hereby, as well as the affairs of Vizacom and related matters.


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

Community Towers confirms that it does not desire to receive any further information.

     (f) Community Towers understands that the value of the Vizacom shares being purchased hereby has been arbitrarily determined and does not necessarily bear any relationship to investment criteria such as projected earnings, discounted cash flow, book value or other measures of value.

     (g) Community Towers understands that the offering of the Vizacom shares have not been filed with or reviewed by the U.S. Securities and Exchange Commission (the "Commission") nor the securities department of any state because of the private or limited nature of this offering as defined by applicable laws, and that the Vizacom shares have not been registered with the Commission under the Act nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings, and may not be resold in the absence of such registration or an applicable exemption therefrom. The certificates evidencing the Vizacom shares shall be legended accordingly.

     (h) Community Towers is a bona fide resident of the state set forth as its "address" below in section 4.9 and further represents that it has a principal office within such state.

     (i) Community Towers represents and warrants that the Vizacom shares are being acquired for investment purposes and not with a view to or for sale or distribution at any specific time or upon any specific event. Community Towers represents that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Vizacom shares or any part thereof, and Community Towers has no present plans to enter into such contract, undertaking, agreement or arrangement and will neither directly or indirectly seek to assign, transfer or sell the same in any way inconsistent with the legend which is being placed on the Vizacom shares.

     (j) Community Towers agrees to indemnify and hold harmless Vizacom and each officer, director, employee, agent or control person of Vizacom, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent by reason of or arising from any misrepresentation or misstatement of material facts or omission to state material facts necessary to make the facts stated, under the circumstances, not materially misleading, made or omitted by Community Towers to Vizacom in a writing provided to the Vizacom expressly for the purpose of inclusion in any registration statement in which the Vizacom shares are included, or any amendment thereto, against losses, liabilities and expenses for which Vizacom, or any officer, director or control person of Vizacom has not otherwise been reimbursed (including attorneys' fees, judgements, fines and amounts paid in settlement) actually and reasonably incurred by Vizacom or such officer, director or control person in connection with such action, suit or proceeding.

     4.0 MISCELLANEOUS:

     4.1 Counterparts; Facsimile Transmission. This Agreement may be executed in counterparts, and any counterpart signed and delivered by a party hereto shall be deemed an original and, when taken together with other counterparts signed and delivered by each of the



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parties, a single Agreement which shall be binding upon and effective as to all parties. Faxed executed copies shall be effective and enforceable as originals; provided however, that this Agreement shall have no effect unless and until fully executed and delivered by fax by the Parties.

     4.2 No Admission. It is understood and agreed that this is a compromise settlement of disputed claims and that the promises made in consideration of this Agreement shall not be construed to be an admission of any liability or obligation whatsoever by any party to any other party or person.

     4.3 Waiver. No waiver of any provision hereof shall be effective unless set forth by a written instrument signed by each and every party hereto.

     4.4 Severability. If any provision of this Agreement is held over by a court of competent jurisdiction as void or unenforceable and all avenues of appeal have been exhausted, time to appeal has lapsed or an appeal has been abandoned, then that provision shall be deemed to be deleted as of the date of this Agreement and the Agreement as so modified shall remain in full force and effect.

     4.5 Entire Agreement. This Agreement contains the entire agreement between Community Towers, on the one hand, and SPC/Vizacom, on the other hand, and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof and all prior and contemporaneous agreements, understandings, representations, and statements, oral or written are merged into and superseded by this Agreement. This Agreement may not be supplemented, amended or modified in any way whatsoever without prior written



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

consent of each and every party against whom the subsequent supplement, amendment or modification is to be charged.

     4.6 Assignment. This Agreement shall not be assignable by any party.

     4.7 Confidentiality. The parties hereto agree that the terms of this settlement shall be confidential and shall not be divulged to any other person, and that they shall not discuss the disputes settled herein with any other person, other than their attorney, accountant or other business advisors, absent a court order or subpoena so requiring such disclosure. Notwithstanding this confidentiality section, this Agreement and its releases can be pleaded as a full and complete defense and can be used for the basis of an injunction against any action or any other proceeding which may subsequently be instituted, prosecuted or attempted by any of the Parties which is based upon any matter covered, related to or referred to in this Agreement. Notwithstanding the foregoing, Vizacom and SPC shall be entitled to make such disclosure of the terms of this Agreement as may be required to permit Vizacom or SPC to comply with their respective disclosure obligations under Federal or State Securities laws, or other applicable laws, or to comply with their obligations to register for resale the Vizacom shares delivered to Community Towers hereunder, or in association with an application for good faith settlement to the Court for the Action. Further, Community Towers shall be entitled to and shall be required to provide such disclosure concerning itself, its members and its holdings in Vizacom as may be necessary to permit Vizacom to undertake its obligations to register the Vizacom stock delivered to Community Towers pursuant to this Agreement.



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

     4.8 Venue. This Agreement is made and entered into in the State of California and shall interpreted and enforced under and pursuant to the laws of the State of California except that as to matters regarding which the internal corporate laws of the State of Delaware apply. The parties further agree that the venue of any lawsuit or dispute arising out of this Agreement shall be in Santa Clara County, California.

     4.9 Notices. All notices to be given hereunder shall be in writing and shall be deemed given when first received or tendered during normal business hours for the locale of the addressee at the appropriate address set forth below, or other address as one party may hereafter provide to the other with not less than three (3) business days' notice. Any notice or communication that is addressed as provided in this section shall be deemed given (a) upon delivery, if delivered personally, (b) on the third business day after deposit in the United States mail, if delivered by certified mail return receipt requested, (c) on the first business day of the receiving party after the timely delivery to the courier, if delivered by overnight courier, such as FedEx.

If to SPC and Vizacom:
----------------------

Paul Block
Vizacom Inc.
12 E 41st Street Suite 1302
New York, 10017



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

With copy to:
-------------

Joel D. Siegel
Jenkens & Gilchrist, LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, California  90025

If to Community Towers:
-----------------------

Community Towers, LLC
150 Almaden Blvd., Suite 700
San Jose, CA 95113
Attention: Randall C. Single and David A. Taran

With copy to:
-------------

Richard T. Bowles
Lawrence D. Goldberg
Bowles & Verna
2121 N. California Boulevard, Suite 875
Walnut Creek, CA  94596

     4.10 Attorneys' Fees. The prevailing party shall be entitled to recover reasonable attorneys' fees and costs in any lawsuit arising out of this Agreement.

     4.11 Court Approval. This Action will be dismissed with prejudice based upon this Agreement and the parties shall request that the Court retain jurisdiction over the parties to enforce the settlement until performance in full of the terms of the settlement, pursuant to Code of Civil Procedure section
664.6 (save the entry of judgement absent a material default under this Agreement). All references to Court Approval or C.C.P. ss.664.6 in this Agreement shall be governed by this section 4.11. The parties agree to file ex-parte application for Court Approval and take all steps necessary to effect such Court Approval as expeditiously as possible.



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     IN WITNESS WHEREOF, the parties hereto have executed this agreement effective as stated above.


COMMUNITY TOWERS, LLC

By:      DIVCO COMMUNITY INVESTORS, LLC.,
         Its Manager


         By: /s/ David Taran
            --------------------------------
         DAVID A. TARAN
         Manager

SOFTWARE PUBLISHING CORPORATION



         By: /s/ Alan Schoenbart
            --------------------------------

         Its: CFO


VIZACOM, INC.


         By: /s/ Alan Schoenbart
            --------------------------------

         Its: CFO


Reviewed as to form:
BOWLES & VERNA

         By: /s/ Richard T. Bowles
            --------------------------------
         RICHARD T. BOWLES
         LAWRENCE D. GOLDBERG

Reviewed as to form:
JENKENS & GILCHRIST, LLP


         By: /s/ Joel D. Siegel
            --------------------------------
         JOEL D. SIEGEL






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